WARRANT CERTIFICATE

Warrant to Purchase 1,000,000 Shares of Class A Common Stock

ALPHARMA INC.

Class A Common Stock Purchase Warrant

October 3, 2007

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR ALPHARMA INC. RECEIVES AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO ALPHARMA INC. AND ITS COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS CERTIFIES THAT IBSA Institut Biochimique SA (hereinafter sometimes called the "Holder") is entitled to purchase from ALPHARMA INC., a Delaware corporation (the "Company"), at the price and during the period hereinafter specified, up to 1,000,000 shares (the "Warrant Shares") of the Company's Class A Common Stock, $0.20 par value (the "Common Stock").

This Warrant is subject to adjustment in accordance with Paragraph 8 hereof.

1. a. Exerciseability.

The rights represented by this Common Stock Purchase Warrant (this "Warrant") shall be exercisable for a period of three years commencing on August 16, 2007 and ending on the Expiration Date (as defined below), unless earlier terminated as set forth in Paragraph 1(b) hereof (the "Exercise Period"). After expiration of the Exercise Period, the Holder shall have no right to purchase any shares of Common Stock underlying the Warrant and the Warrant shall terminate.

b. Termination.

"Expiration Date" shall mean August 15, 2010 (or, in the event that August 15, 2010 is not a business day, the next succeeding business day). Notwithstanding the above, in the event and only to the extent that this Warrant has not been previously exercised, this Warrant shall terminate immediately in the event that the Exclusive License and Distribution Agreement, related to the Flector patch and dated as of August 16, 2007, by and between the Alpharma Pharmaceuticals LLC, an indirect subsidiary of the Company ("Pharmaceuticals") and Holder has been terminated by Pharmaceuticals pursuant to Sections 15.03 or 15.05 of said Agreement.

c. Exercise Price.

The rights represented by this Warrant shall be exercisable at a purchase price of $35.00 per share (the "Exercise Price"), subject to adjustment in accordance with Paragraph 8.

2. Exercise. The rights represented by this Warrant may be exercised at any time within the Exercise Period above specified, in whole or in part, by (i) the surrender of this Warrant (with the exercise form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the Exercise Price then in effect for the number of shares of Common Stock specified in the above-mentioned exercise form together with applicable stock transfer taxes, if any. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, at the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 2, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall become the holder or holders of record of such shares of Common Stock. Common Stock so purchased shall be delivered to such person or persons within a reasonable time, not exceeding 30 days, after this Warrant shall have been exercised.

3. No Registration; Legend. The Holder understands that, neither the Warrant nor the underlying Warrant Shares will be registered under the Securities Act and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or the transaction is exempt from registration. The certificate or certificates representing any Warrant Shares shall bear the following restrictive legend:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; OR (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (OR SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES) SUBJECT TO RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT A TRANSFER PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (OR SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES) IS PERMISSIBLE, OR (iii) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE."

4. Company Covenants. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the Holder thereof by reason of the holding thereof. The Company further covenants and agrees that during the Exercise Period, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

5. No Rights as Stockholder. This Warrant shall not entitle the Holder to any rights, including, without limitation, voting rights, as a stockholder of the Company.

6. Restrictions on Transfer. This Warrant and all rights hereunder shall not be transferred, sold, assigned or hypothecated at any time without the prior written consent of the Company. This Warrant and all the rights hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, approved assigns, and approved transferees.

7. Capital Reorganizations or Reclassifications; Mergers or Consolidations. If, at any time during the Exercise Period, there shall be any capital reorganization, reclassification of Common Stock (other than a change in par value or from par value to no par value or from no par value to par value as a result of a stock dividend or subdivision, split-up or combination of shares), the consolidation or merger of the Company with or into another corporation or other entity or of the sale of all or substantially all the properties and assets of the Company as an entirety to any other corporation or person, the unexercised portion of this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Company, or of the corporation or other entity resulting from such consolidation or surviving such merger, to which the Holder would have been entitled if the Holder had held shares of Common Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. The provisions of this Paragraph 7 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

8. Adjustments. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

a. If, at any time during the Exercise Period, the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the effective date or record date, as the case may be, for such sale, dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be appropriately adjusted by the Company.

b. Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to Paragraph 8(a) above, the number of Warrant Shares shall be appropriately and equally adjusted by the Company at the same time.

c. Notwithstanding any adjustment in the Exercise Price or the number or kind of shares of Common Stock purchasable upon the exercise of this Warrant, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares of Common Stock as are initially issuable pursuant to this Warrant.

9. Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware (without reference to any conflicts of law provisions thereof that would cause the application of the laws of any other jurisdiction).

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date set forth on the first page hereof.

ALPHARMA INC.

By: /s/ Jeffrey S. Campbell
Name: Jeffrey S. Campbell
Title: Executive Vice President &
Chief Financial Officer

______________________________________________________________________________

ALPHARMA INC.
PURCHASE FORM

The undersigned hereby irrevocably elects to exercise the rights of purchase represented by the within Warrant for, and to purchase thereunder _________ shares of Class A Common Stock of Alpharma Inc. (the "Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:

_____________________________________________________________________________________
(Please Print Name, Address and Social Security Number)

_____________________________________________________________________________________

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

Dated: ________________, 20____

Name of Holder or Permitted Assignee (Please Print): _________________________________________

Address: _____________________________________________________________________________

Signature: ____________________________________________________________________________

Signature Guaranteed: Note: The above signature must correspond with the name as written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned in accordance with the terms of the Warrant.

ASSIGNMENT

(To be signed only upon approved assignment of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_____________________________________________________________________________________
(Please Print Name, Address and Social Security Number)

_____________________________________________________________________________________

the within Warrant, hereby irrevocably constituting and appointing ___________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated: ______________, 20____ __________________________________________
Signature of Registered Holder

Signature Guaranteed: Note: The above signature must correspond with the name as written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.